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                                                                    EXHIBIT 10RR

      Letter Agreement dated as of January 1, 1996 between the Registrant and Hewson Properties, Inc.
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                                                                    EXHIBIT 10RR

                                January 1, 1996

Hewson Properties, Inc.
4636 E. University
Suite 200
Phoenix, Arizona 85034

     Re:  Hewson/Copley Northwest Associates
          ----------------------------------

Ladies and Gentlemen:

     Hewson Properties, Inc., a California corporation ("Developer"), and New England Life Pension Properties IV; a Real Estate Limited Partnership, a Massachusetts limited partnership ("NELP IV"), constitute all of the partners in Hewson/Copley Northwest Associates (the "Partnership"), a California general partnership which was formed pursuant to that certain Joint Venture Agreement dated as of September 15, 1986, which agreement was amended and restated in its entirety on September 15, 1986 (as so amended and restated, and thereafter amended through the date hereof, the "Partnership Agreement").

     Pursuant to our discussions, Developer and NELP IV desire to modify certain terms of the Partnership Agreement. This letter is intended to reflect the agreement of NELP IV and Developer with respect to such modifications, and other matters relating to the business and affairs of the Partnership. This letter shall constitute an amendment to the Partnership Agreement. Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed to them in the Partnership Agreement.

     Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Developer and NELP IV hereby agree as follows:

          (a) From and after the date of this letter, NELP IV shall have full and complete control of the management and any and all other decisions associated with the business, operations and affairs of the Partnership, provided, that, NELP IV shall not have authority to cause the Partnership (x) to
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offer for sale the real property owned by the Partnership, or (y) to consummate a sale or other voluntary disposition of all or any portion of the real property owned by the Partnership, in either case prior to July 1, 1996, unless Developer has approved the terms of any such offer or

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Hewson Properties, Inc.
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such sale or voluntary disposition. From and after July 1, 1996, Developer shall have no right to approve or disapprove any such sale or disposition, including without limitation but subject to paragraph (g) below, any sale or disposition of Partnership assets to an affiliate of NELP IV, and NELP IV, acting alone, shall have the authority to cause the Partnership to sell or otherwise dispose of such assets on terms determined in the sole and absolute discretion of NELP IV.

          (b) Without limiting the generality of paragraph (a), NELP IV shall be entitled to make all decisions respecting the conduct of the Partnership and its business, without the consent or approval of Developer, including without limitation, the following:

1. Consummating leases in the Project or any portion thereof, on such terms as NELP IV may approve;

2. Consenting to any rezoning or subdivision of the Land or any other material change in the legal status thereof;

3. Initiating, defending, adjusting, settling or compromising any claim, action, suit or judgement by or against the Partnership;

4. Releasing, compromising, assigning or transferring any claims, rights or benefits of the Partnership;

5. Confessing a judgement against the Partnership or submitting a Partnership claim to arbitration;

6.   Distributing any cash of the Partnership, or establishing any reserve;

7. Filing on behalf of the Partnership any Federal or state income tax or information returns;

8. Spending money or entering into any contract or agreement (or series thereof) of any nature whatsoever with respect to the Partnership or the Project (or any portion thereof), with any party, including without limitation, with an Affiliate of NELP IV;

9. Subject to the restrictions contained in Section (a) above, assigning the rights of the Partnership in any of its property;
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Hewson Properties, Inc.
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10.  Selecting attorneys or Accountants, or property managers, for the
     Partnership and/or the project;

11.  Advertising or marketing the Project;

12. Granting easements or other property rights by documents that are frequently recorded;

13. Giving any approval or exercising any right (including rights to terminate or amend) under any management, construction or other contract to which the Partnership or the Project is a party;

14. Entering into any amendment, modification, revision, supplement or rescission with respect to any of the foregoing.

NELP IV shall be the tax matters partner of the Partnership.

          (c) NELP IV shall devote itself to the business of the Partnership to the extent it, in its sole discretion, reasonably determines necessary for the efficient carrying on thereof, without compensation therefor except as specifically provided in the Partnership Agreement; provided, however, that Developer agrees and acknowledges that (i) NELP IV shall not be required, nor is it expected, to devote itself to the business of the Partnership on a full-time basis, (ii) the Project shall be managed and maintained by a property manager pursuant to a property management agreement, and NELP IV may rely on such property manager to manage and maintain the Project in a prudent and reasonable manner and shall have no liability to the Partnership or the Partners with respect to any matter delegated to the property manager and (iii) NELP IV shall be permitted to delegate to a third party such other of its duties and obligations under the Partnership Agreement as it may determine in its sole discretion.

          (d) Subject to the restrictions contained in paragraph (a), with respect to all of its obligations, powers, and responsibilities under the Partnership Agreement, NELP IV is authorized, in the name and on behalf of the Partnership, to execute, deliver, and perform the terms, covenants and obligations of, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages, and other security instruments and agreements as it deems proper, all on such terms and conditions as it deems proper.

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Hewson Properties, Inc.
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          (e)  Without limiting the foregoing, Developer (in its capacity as a
Partner in the Partnership) hereby waives, to the fullest extent permitted by law, any and all rights it may have at law or in equity to vote on, approve or consent to any matter or to participate in the management, business or operations of the Partnership, except to the extent specifically provided herein.

          (f) NELP IV shall use reasonable efforts to perform its duties under the Partnership Agreement, including, without limitation employing necessary personnel, on and off-site, in connection with the business of the Partnership.

          (g) Without limiting the other provisions of this letter, NELP IV shall have the right from and after the date of this letter (but subject to the provisions of paragraph (a) above in respect of sales prior to July 1, 1996) to sell any of the assets of the Partnership for their fair market value to any affiliate of NELP IV and/or to any entity managed or advised by Copley Real Estate Advisors, Inc. (or any affiliate thereof). For purposes of any such sale, the fair market value of any such assets shall be determined by NELP IV in its reasonable discretion. Developer agrees that if there is any dispute or disagreement regarding any sale pursuant to this paragraph (g), including, without limitation, the determination of the fair market value of the assets sold, then Developer's sole and exclusive remedy at law and/or in equity shall be to bring a cause of action seeking as its sole remedy to recover the difference between (i) the amount Developer received as a result of the sale of such assets as contemplated by this paragraph (g) and (ii) the amount the Developer would have received if such assets had been sold for their fair market value at the time of the sale (as determined by the court in such cause of action). Without limiting the generality of the foregoing, Developer expressly waives any other rights and/or remedies it may have at law and/or at equity with respect to the transfer of any assets under this paragraph (g) including, without limitation, any right or remedy (x) to recover any fees or compensation that Developer (or its Affiliates) would have received if the assets had not been sold, (y) to enjoin or stay the consummation of such sale or (z) to bring an action for punitive, consequential or any other damages.

          (h) NELP IV and Developer agree that third parties may rely on this letter as an amendment to the Partnership Agreement. In addition, third parties shall not be required to determine the authority of NELP IV or Developer to execute this letter or upon

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Hewson Properties, Inc.
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the authority of any person signing this letter on behalf of the Developer or
NELP IV.

          (i) Developer agrees to perform any further acts, and to execute and deliver any further documents and instruments, as may be necessary to implement the provisions of this letter and the transactions contemplated herein. Should any litigation or arbitration proceeding be commenced between the parties concerning any provision of this letter, the prevailing party in such litigation or arbitration shall be entitled to reasonable attorneys fees and costs.

     If this letter correctly sets forth the terms of our agreement, please so indicate by signing this letter in the space provided below.

                              NEW ENGLAND LIFE PENSION PROPERTIES IV; A REAL ESTATE LIMITED PARTNERSHIP

                              By:  FOURTH COPLEY CORP., a Massachusetts
                                   corporation, its Managing General Partner


                                   By: /s/ Sandra H. O'Connor
                                      -------------------------------------
                                      Authorized Officer


Agreed to and Accepted
as of the date set forth
above:

HEWSON PROPERTIES, INC.,
a California corporation


By /s/ Ernest F. Modzelewski
  -----------------------------
   Authorized Officer